SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 26, 2000

ATI NETWORKS, INC.
COLORADO
84-1089801
460 Cedar Street Fond du Lac, Wisconsin 54935
920) 922-7030

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 21, 2000, the company engaged the services of a new accounting firm, Hoffman, Morrison, and Fitzgerald, P.C. as its independent certifying accountants.

The decision to change auditing firms was accepted by the Company's audit committee. In connection with the Former Auditor's audit of the fiscal years ended Dec. 31, 1996 and Dec. 31, 1997, (i) there were no disagreements on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditors would have caused them to make reference thereto in their report and (ii) there were no reportable events as defined in paragraph 304(a)(1)(v) of Regulation S-K. The decision was mutually agreed upon by the Company and the Former Auditors as a result of ATI Networks' change from a private to a public company, and the subsequent need for an accounting firm with expertise in the area of SEC auditing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI NETWORKS, INC.

DATE: April 26, 2000
By:  	 /s/ Lawrence J. Bestor
Name: Lawrence J. Bestor
Title: President and CEO